Exhibit 99.1

                                                                              NATIONAL FUEL GAS
                                                                      CONSOLIDATED STATEMENTS OF INCOME
                                                                                 (UNAUDITED)

                                                                             Twelve Months Ended
                                                                                 March 31
                                                       ----------------------------------------------------------------

                                                                        2003                       2002
                                                                           (Thousands of Dollars)

INCOME
Operating Revenues                                                      $ 1,883,504              $ 1,512,672
                                                                 -------------------          ---------------

Operating Expenses
             Purchased Gas                                                  817,406                  512,142
             Fuel Used in Heat and Electric Generation                       60,238                   50,290
             Operation and Maintenance                                      383,534                  379,851
             Property, Franchise and Other Taxes                             78,195                   72,118
             Depreciation, Depletion and Amortization                       188,418                  180,973
             Impairment of Oil and Gas Producing Properties                       -                  180,781
             Income Taxes - Net                                              93,429                    7,747
                                                                 -------------------          ---------------
                                                                          1,621,220                1,383,902
                                                                 -------------------          ---------------

Operating Income                                                            262,284                  128,770
Operations of Unconsolidated Subsidiaries:
       Income (Loss)                                                          1,002                    1,072
       Impairment of Investment in Partnership                              (15,167)                       -
                                                                 -------------------          ---------------
                                                                            (14,165)                   1,072
                                                                 -------------------          ---------------
Other Income                                                                  8,111                    6,945
                                                                 -------------------          ---------------
Income Before Interest Charges and Minority
       Interest in Foreign Subsidiaries                                     256,230                  136,787
                                                                 -------------------          ---------------

Interest Charges
             Interest on Long-Term Debt                                      92,015                   86,872
             Other Interest                                                  12,702                   16,450
                                                                 -------------------          ---------------
                                                                            104,717                  103,322
                                                                 -------------------          ---------------

Minority Interest in Foreign Subsidiaries                                    (1,490)                  (1,095)
                                                                 -------------------          ---------------

Income Before Cumulative Effect of Changes in Accounting                    150,023                   32,370
Cumulative Effect of Changes in Accounting                                   (8,892)                       -
                                                                 -------------------          ---------------

Net Income Available for Common Stock                                  $    141,131              $    32,370
                                                                 ===================          ===============

Earnings Per Common Share:
     Basic:
             Income Before Cumulative Effect of
              Changes in Accounting                                    $       1.87              $      0.41
             Cumulative Effect of Changes in Accounting                       (0.11)                       -
                                                                 -------------------         ----------------

             Net Income Available for Common Stock                     $       1.76              $      0.41
                                                                 ===================          ===============
     Diluted:
             Income Before Cumulative Effect of
              Changes in Accounting                                    $       1.86              $      0.40
             Cumulative Effect of Changes in Accounting                       (0.11)                       -
                                                                 -------------------          ---------------

             Net Income Available for Common Stock                     $       1.75              $      0.40
                                                                 ===================          ===============

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                                   80,284,422               79,405,595
                                                                 ===================          ===============
             Used in Diluted Calculation                                 80,730,400               80,705,746
                                                                 ===================          ===============